Exhibit 99.1

Entrepreneur Universe Bright Group Announce Special Dividend

Xi’an, China, August 26, 2024 -- Entrepreneur Universe Bright Group (“EUBG” or the “Company”) (OTCQB: EUBG), a digital marketing consulting company, is pleased to announce today that its Board of Directors (the “Board”) has declared a special one-time cash dividend of $0.0013 per share of EUBG’s common stock, or an aggregate of approximately $2.2 million. The Board declared the dividend based on the financial performance and stable profitability of the second quarter of 2024.

According to the financial report as of June 30, 2024, the Company currently has retained earnings of $3,051,537 available for distribution. The Board believes that distributing cash dividends at this time is in the best interest of the Company. Consequently, the Board has decided to declare a one-time special cash dividend from the Company’s retained earnings, with a distribution plan of $0.0013 per share. The payout date is set for September 12, 2024, and the record date and ex-dividend date will both be on August 30, 2024. In accordance with FINRA UPC (Uniform Practice Code) Rule 11140, for dividends less than 25% of the value of the underlying security, the ex-dividend date should coincide with the record date.

The total dividend distribution of $0.0013 per share amounts to approximately $2.2 million, representing approximately 22.05 % of the Company’s liquid assets as of June 30, 2024. After the dividend distribution, the Company’s cash reserves will remain sufficient to meet its working capital, liabilities, and other cash requirements.

Given that some shareholders are located in mainland China, Hong Kong, Taiwan, and other regions, the process from the announcement and implementation of the dividend plan to the completion of government approvals and related preparations by third-party institutions typically requires 2 to 6 months for shareholders in these regions to receive the dividend payments. The actual time of receipt will depend on the processing time of banks and financial institutions in each shareholder’s region, and especially on the regulatory policies and regulations governing capital gains from overseas investments in different countries and regions. Shareholders with securities accounts in the United States will not be affected by these factors.

Mr. Tao Guolin, Chairman and CEO of the Company, expressed his pleasure: “This is the first time the Company is distributing dividends to shareholders as a token of appreciation for their Long-term support and contributions. Although uncertainties in the macroeconomic environment may impact the Company’s future operations, we are well-prepared and confident in facing various challenges. On the foundation of the Company’s stable financial policies, we will continue to focus on expanding our core business across different sectors in both the Chinese and international markets, continuously creating greater value for our shareholders.”

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a Nevada holding company and conducts all of its operations through its wholly-owned subsidiaries in Hong Kong and in the People’s Republic of China. The China subsidiary mainly engages in consulting, sourcing and marketing services in China with support from its Hong Kong subsidiary. The Company is dedicated to providing business consulting services covering multiple markets across China. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263